UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THE ODP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following disclosures were included in a Current Report on Form 8-K filed concurrently herewith:

Item 8.01	Other Events.

On September 22, 2025, The ODP Corporation, a Delaware corporation (the “Company”), ACR Ocean Resources LLC, a Delaware limited liability company (“Parent”) and Vail Holdings 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. Parent and Merger Sub are each affiliated with investment funds managed by Atlas Holdings LLC.

On October 27, 2025, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to the special meeting of its stockholders to be held on December 5, 2025 (the “Special Meeting”) to consider and vote on various proposals necessary to approve the Merger Agreement (the “Proxy Statement”).

Following the filing of the Proxy Statement, two complaints (the “Complaints”) were filed by purported Company stockholders in the Supreme Court of the State of New York, County of New York, seeking to enjoin the Merger. The Complaints are captioned: William Johnson v. The ODP Corp., et al., No. 659691 (Nov. 12, 2025) and Matthew Jones v. The ODP Corp., et al., No. 659736 (Nov. 12, 2025). The Complaints name as defendants (i) the Company and (ii) members of the Company’s board of directors. The Complaints assert claims under New York State common law and allege that the Proxy Statement was materially incomplete and misleading. The Complaints seek, among other relief, injunctive relief to prevent consummation of the transactions contemplated by the Merger until the alleged disclosure violations are remedied, as well as potential rescissory damages, or actual and punitive damages, in the event the proposed Merger is consummated, as well as attorneys’ and experts’ fees and costs.

In addition to the Complaints, several purported Company stockholders sent demand letters (the “Demands,” and together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the Proxy Statement.

Solely to avoid the costs, burden, nuisance and uncertainties inherent in litigation and to allow the Company stockholders to vote on the merger at the Special Meeting, without admitting any liability or wrongdoing, the Company hereby supplements the disclosures contained in the Proxy Statement (the “Supplemental Disclosures”). The Supplemental Disclosures are set forth below and should be read in conjunction with the Proxy Statement.

The Company vigorously denies that the Proxy Statement is deficient in any respect and that the Supplemental Disclosures are material or required. The Company believes that the Matters are without merit and that no further disclosure is required to supplement the Proxy Statement under applicable laws. Nothing in this Current Report on Form 8-K will be deemed an admission of the legal necessity or materiality under any applicable laws for any of the disclosures set forth herein.

SUPPLEMENT TO PROXY STATEMENT

The Company hereby provides these Supplemental Disclosures to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Proxy Statement.

1. The section of the Proxy Statement entitled “Background to the Merger” is hereby supplemented as follows:

A.	The third full paragraph on page 39 (such paragraph beginning with “On November 11, 2024, Party A …”) of the Proxy Statement is hereby amended and restated to read as follows:

On November 11, 2024, Party A entered into a confidentiality agreement with ODP. This confidentiality agreement contained a customary standstill provision, which permitted proposals following the public announcement of the merger. To the extent that any subsequent confidentiality agreements executed by potential transaction counterparties throughout the course of the events described below contained a standstill provision, any such standstill provision permitted proposals following the public announcement of the merger. On November 19, 2024, Mr. Smith, Max Hood, the co-Chief Financial Officer of ODP, and Adam Haggard, the co-Chief Financial Officer of ODP, met with Party B, a representative of Party A and their financial advisor. Each of these confidentiality agreements did not prevent such parties from making private requests for amendments or waivers of such standstill restrictions. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed. Mr. Smith informed the ODP Board of this meeting. On November 27, 2024, Party B entered into a confidentiality agreement with ODP.

2. The section of the Proxy Statement entitled “Opinion of ODP’s Financial Advisor” is hereby supplemented as follows:

A.

The fourth full paragraph on page 56, which is under the heading “Discounted Cash Flow Analysis” (such paragraph beginning with “J.P. Morgan conducted a discounted …”), of the Proxy Statement is hereby amended and restated to read as follows:

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for ODP common stock. J.P. Morgan calculated the unlevered free cash flows that ODP is expected to generate during the last two quarters of fiscal year 2025 and the fiscal years 2026 through 2029 based on the Management Projections, as discussed more fully in the section entitled “Certain Financial Projections” beginning on page 57 of this proxy statement, which were discussed with, and approved by, the ODP Board for use by J.P. Morgan in connection with its financial analyses. J.P. Morgan also calculated a range of terminal values for ODP, from $567 to $774, at the end of this period by applying terminal growth rates ranging from 0.0% to 1.0%, based on guidance provided by ODP’s management, to estimates of terminal unlevered free cash flow for ODP at the end of fiscal year 2029, as provided in the Management Projections.

A.

The fifth paragraph on page 56, which is under the heading “Discounted Cash Flow Analysis” (such paragraph beginning with “J.P. Morgan then discounted …”), of the Proxy Statement is hereby amended and restated to read as follows:

J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of June 30, 2025 using a range of discount rates from 12.25% to 14.25%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of ODP, which were derived using the capital asset pricing model and J.P. Morgan’s professional judgment and experience. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for ODP’s net debt of $68 million as of June 30, 2025, as provided by ODP’s management. This analysis indicated a range of implied per share equity value for ODP common stock (rounded to the nearest $0.25) of $23.25 to $29.75, which J.P. Morgan compared to (i) the closing price of ODP common stock of $20.82 per share on September 19, 2025 and (ii) the merger consideration of $28.00 per share of ODP common stock. This analysis assumed a maximum of 33.5 million fully diluted shares outstanding, as provided by ODP’s management.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 28, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of the Company by Parent. In connection with this proposed acquisition, the Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on October 27, 2025 (the “Proxy Statement”) relating to a special meeting of its shareholders and may file other relevant documents with the SEC in connection with the proposed transaction. This communication is not a substitute for the filed Proxy Statement or any other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://www.theodpcorp.com/investor-relations or upon written request to: The ODP Corporation, Investor Relations, 6600 North Military Trail, Boca Raton, FL 33496, or by email at investor.relations@theodpcorp.com.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement as well as in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: November 21, 2025	By:	/s/ Sarah E. Hlavinka
Sarah E. Hlavinka
EVP, Chief Legal Officer, and Corporate Secretary